Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
DATE: May 22, 2009
CONTACT: Chad Daffer or Andy Grier at (800) 283-2357
AMERICA FIRST TAX EXEMPT INVESTORS, L.P. ANNOUNCES PRICING OF PUBLIC
OFFERING OF SHARES
REPRESENTING ASSIGNED LIMITED PARTNERSHIP INTERESTS
Omaha, NE — May 22, 2009 — America First Tax Exempt Investors, L.P. (Nasdaq: ATAX) announced the pricing of an underwritten public offering of 3,500,000 shares representing assigned limited partnership interests at $5.00 per share, raising approximately $16,450,000 in net proceeds for the Company after payment of underwriting discounts and commissions. The Company has granted the underwriters a 30-day option to purchase up to 525,000 additional shares at the same price per share in order to cover over-allotments, if any. The offering was made pursuant to a currently effective shelf registration statement filed with the Securities and Exchange Commission and is expected to close on May 28, 2009, subject to the satisfaction of customary closing conditions.
The lead book-running manager for the offering is Deutsche Bank Securities and the co-book-running manager is RBC Capital Markets.
The Company intends to use the net proceeds from the offering to acquire additional tax-exempt revenue bonds and other investments meeting its investment criteria and for general working capital needs.
The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained when available from Deutsche Bank Securities Inc., Prospectus Department,100 Plaza One, Jersey City, New Jersey 07311, telephone: (800) 503-4611 or e-mail at prospectusrequest@list.db.com, or from RBC Capital Markets Corporation, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Equity Syndicate, telephone: (212) 428-6670.
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities nor will there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.
About America First Tax Exempt Investors, L.P.
America First Tax Exempt Investors, L.P. was formed for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of federally tax-exempt mortgage revenue bonds which have been issued to provide construction and/or permanent financing of multifamily residential apartments. The Company is pursuing a business strategy of acquiring additional tax-exempt mortgage revenue bonds on a leveraged basis in order to: (i) increase the amount of tax-exempt interest available for distribution to its investors; (ii) reduce risk through asset diversification and interest rate hedging; and (iii) achieve economies of scale. The Company seeks to achieve its investment growth strategy by investing in additional tax-exempt mortgage revenue bonds and related investments, taking advantage of attractive financing structures available in the tax-exempt securities market and entering into interest rate risk management instruments. America First Tax Exempt Investors, L.P. press releases are available on the World Wide Web at www.ataxfund.com.

Safe Harbor Statement
      Information contained in this press release contains “forward-looking statements,” including statements related to the offering and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, bond investment valuations and the overall negative economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Company with the Securities and Exchange Commission, including its Annual Reports on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2009. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.